Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 3, 2010, relating to the consolidated financial statements of AIVtech Holding (H.K.) Limited, the wholly owned subsidiary of AIVtech International Group Co., as of and for the years ended December 31, 2009 and 2008, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

New York, New York
January 28, 2011